Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
benchelt@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation

Reports First Quarter 2010 Results

OAK BROOK, IL (May 4, 2010) – Inland Real Estate Corporation (NYSE: IRC) today announced financial and operational results for the quarter ended March 31, 2010.

Key Points

•

Funds from Operations (“FFO”) per common share was $0.13 for the quarter ended March 31, 2010, compared to $0.31 per share for the first quarter of 2009.

•

FFO per common share, adjusted for non-cash impairment charges, was $0.22 for the quarter ended March 31, 2010, in line with analyst consensus expectations.

•

Company achieved 116 percent increase in square feet leased over one year ago and 130 percent over fourth quarter 2009, with 88 leases signed for rental of 596,515 square feet of gross leasable area (GLA) in the total portfolio.

•

As of March 31, 2010 Company has re-leased more than 305,000 square feet, or approximately 74 percent, of vacancy created by certain big-box bankruptcies in 2008 and 2009, with an additional 17 percent of bankruptcy-related vacancy in negotiation.

•

Company has received commitments for more than the $300 million requested from its bank group to refinance the $140 million term loan maturing September 2010 and $155 million line of credit facility maturing April 2011.  Since year end 2009, Company has retired $64 million dollars of secured debt maturities, closed $20 million in new loans and received term sheets from several lenders that exceed amounts required to address remaining consolidated secured debt maturing in 2010.

Financial Results

For the quarter ended March 31, 2010, FFO, a widely-accepted supplemental non-GAAP measure of performance for real estate investment trusts (REITs), was $11.0 million, compared to $20.7 million for the quarter ended March 31, 2009.  On a per share basis, FFO was $0.13 (basic and diluted) for the quarter, compared to $0.31 for the first quarter of 2009.

For the quarter ended March 31, 2010, the Company recorded aggregate non-cash impairment charges of $8.0 million related to two development joint venture projects, North Aurora Town Centre Phase I and Tuscany Village, to reflect the investments at fair value.  By comparison, for the first quarter of 2009, the Company recorded total non-cash charges of $3.5 million to record the decline in value of certain investment securities and to adjust the book value of investment properties that were subsequently sold.  In the first quarter of 2009, the charges recorded were offset by a gain on extinguishment of debt of $3.6 million related to the repurchase of the Company’s convertible senior notes at a discount to face value.

FFO, adjusted for non cash impairment charges, net of taxes (if applicable) and gains on extinguishment of debt in each period, was $19.1 million for the quarter ended March 31, 2010, compared to $20.6 million for the quarter ended March 31, 2009.  On a per share basis, FFO adjusted for those items was $0.22 (basic and diluted) for the quarter, compared to $0.31 for the first quarter of 2009.  The decrease in FFO, adjusted per share was partially due to an increase in weighted average shares outstanding related to the May 2009 and ATM equity offerings.  The Company adjusts FFO for the impact of non-cash impairment charges net of taxes and gains on extinguishment of debt recorded in comparable periods in order to present the performance of its core portfolio operations.

The decrease in FFO, adjusted, from the first quarter of 2009 was primarily due to lower revenues related to decreased occupancy (including tenant bankruptcy-related vacancy), early termination of certain leases, extended abatement periods on new leases, rent deferment and relief, decreased lease termination fees, and decreased fee income from unconsolidated joint ventures.  The decline in FFO, adjusted, for the quarter was partially offset by a decrease of $1.9 million in interest expense, a $1.0 million gain on sale of investment securities, and other income of $890,000 on assumption of property at Orland Park Outlots where the Company was granted possession of a vacant building upon default by the tenant with whom the Company had a ground lease.

Net loss available to common stockholders for the first quarter of 2010 was $2.7 million, compared to net income of $6.7 million for the quarter ended March 31, 2009.  On a per share basis, net loss available to common stockholders was $0.03 (basic and diluted) for the quarter, compared to net income of $0.10 for the same quarter in 2009.  The decrease in net income available to common stockholders from the prior year period was due to the same factors that impacted FFO, adjusted, as well as the aforementioned aggregate non-cash impairment charges of $8.0 million related to development joint venture projects.  In addition, the decrease was due to no gain on the sale of investment properties recorded during the first quarter of 2010 versus a gain of $2.3 million recognized in the first quarter of 2009.  The decline in net income was partially offset by a decrease of approximately $2.2 million in depreciation and amortization expense due to the write-off of tenant improvement assets in the prior year quarter, related to early lease terminations and increased vacancy.

Reconciliations of FFO and adjusted FFO to net income (loss) available to common stockholders, as well as FFO per share and FFO, adjusted per share to net income (loss) available to common stockholders per share, are provided at the end of this press release.

“We made solid progress this quarter on strategic portfolio re-tenanting,” said Mark Zalatoris, Inland Real Estate Corporation’s president and chief executive officer. “To date, we have re-tenanted 74 percent of vacancy created by certain retailer bankruptcies. This includes signing replacement leases with in-demand national retailers such as Nordstrom Rack, Old Navy and BuyBuy Baby. While challenges remain, the strong leasing achieved this quarter we believe signals improvements taking place within the retail sector and overall economy. We more than doubled the amount of square feet leased in the total portfolio over last quarter and the prior year quarter. Through such efforts we are working to restore portfolio occupancy, enhance asset value and grow income over time.”

Added Brett Brown, Inland Real Estate Corporation’s Chief Financial Officer, “Important progress was also made on strengthening the balance sheet within an improving credit market environment.  We are very pleased with the support shown by our lending group with regard to the oversubscribed commitments for refinancing our $140 million term loan and $155 million line of credit facilities.  In addition, we are confident we will refinance all remaining 2010 debt prior to its maturity."

Zalatoris concluded, “Within a recovering economy, the steps we are taking to strengthen our financial position and revitalize the portfolio are designed to protect and position the Company for the future.”

Portfolio Performance
The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three month periods during each year.  All 122 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  A reconciliation of same store net operating income to net income (loss) available to common stockholders is provided in the supplemental information.

For the quarter, same store net operating income (NOI), a supplemental non-GAAP measure used to measure the performance of the Company’s investment properties, was $25.2 million, a decrease of 13.7 percent compared to $29.2 million in the first quarter of 2009.  Same store NOI declined from the first quarter of 2009 primarily due to decreased income resulting from increased vacancy, early termination of certain leases, extended abatement periods on new leases, rent concessions granted to tenants, and decreased lease termination fees.  The year-over-year decrease in same store NOI also was due to expectations of rental and tenant recovery income at March 31, 2009 that subsequently were lowered to reflect the difficult market conditions impacting tenants.   To provide additional insight into recent same store trends, the Company reported that, excluding the impact of two early lease terminations negotiated by the Company to facilitate current asset enhancement initiatives, same store NOI declined 1.2 percent from the fourth quarter of 2009.  For fiscal year 2010, the Company continues to expect same store NOI to be within the range of flat to a decrease of three percent.

As of March 31, 2010, financial occupancy for the Company’s same store portfolio was 88.8 percent, compared to 90.3 percent as of December 31, 2009, and 92.4 percent as of March 31, 2009.  Same store financial occupancy rate typically trails leased occupancy and,  as of March 31, 2010, was impacted by the timing of lease signings in that several leases were signed at the end of the quarter on gross leasable area for which the tenants were not yet obligated to pay rent under the terms of lease agreements.

Leasing
For the quarter ended March 31, 2010, the Company executed 88 leases for the total portfolio aggregating 596,515 square feet of GLA.  This included 57 renewal leases comprising 262,549 square feet of GLA with an average rental rate of $13.70 per square foot and representing an increase of 1.3 percent over the average expiring rate.  Nineteen new leases and twelve non-comparable leases aggregating 333,966 square of GLA were signed during the quarter.  New leases had an average rental rate of $10.74 per square foot, representing a decrease of 10.1 percent from the average expiring rental rate; the non-comparable leases were signed with a rental rate of $7.84 per square foot.  Non-comparable leases represent leases signed for expansion square footage, or for space in which there was no former tenant in place for one year or more.

Leased occupancy for the total portfolio was 92.2 percent as of March 31, 2010, compared to 92.1 percent as of December 31, 2009, and 93.6 percent as of March 31, 2009.  Financial occupancy for the total portfolio was 90.2 percent as of March 31, 2010, compared to 91.5 percent as of December 31, 2009, and 92.6 percent as of March 31, 2009.

EBITDA, Balance Sheet, Liquidity and Market Value
Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for gains on extinguishment of debt and non-cash impairment charges, net of taxes (if applicable), was $29.9 million for the quarter, compared to $34.0 million for the first quarter of 2009.  A definition and reconciliation of EBITDA and adjusted EBITDA to income (loss) from continuing operations is provided at the end of this news release.

EBITDA coverage of interest expense, adjusted for gains on extinguishment of debt and non-cash impairment charges, net of taxes (if applicable), in each period, was 2.8 times for the quarter ended March 31, 2010, compared to 2.9 times for the prior quarter and 2.6 times for the first quarter of 2009.  The Company has provided EBITDA and related non-GAAP coverage ratios because the Company believes such disclosure provides a supplemental measure in evaluating our operating performance because it excludes expenses that we believe may not be indicative of our operating performance.

During the quarter the Company retired in advance of its June 2010 maturity date one consolidated mortgage note of $14.1 million.  Subsequent to the close of the quarter, the Company closed one secured financing of $20.5 million dollars on previously unencumbered properties.   Proceeds from that financing, as well as draws on the line of credit and cash on hand, were utilized to repay six consolidated mortgage loans totaling $50.1 million dollars that were scheduled to mature in the second quarter.   At March 31, 2010, the Company had $50.0 million outstanding on its unsecured line of credit facility.

As of March 31, 2010, the Company had an equity market capitalization of $781.9 million and $919.3 million of total debt outstanding (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of approximately $1.7 billion and a debt-to-total market capitalization of 54.0 percent.  Including the convertible notes, 66.8 percent of consolidated debt bears interest at fixed rates.  As of March 31, 2010, the weighted average interest rate on this debt was 4.9 percent.

Joint Venture Activity

With regard to the Company’s joint venture with IREX, four properties leased 100 percent to Bank of America continued to be marketed to investors in two separate offerings.  As of March 31, 2010, approximately 73 percent of one Bank of America offering and 61 percent of the other had been sold to investors.  The Company expects sales of interests in these properties to continue to close during 2010.

The Company regularly reviews its investments in unconsolidated entities.  When circumstances indicate that there may have been a loss in value of an equity method investment, the Company evaluates the investment for impairment by estimating its ability to recover the investment from future expected cash flows.  If the loss in value is determined to be other than temporary, the Company recognizes an impairment charge to reflect the investment at fair value.  Accordingly, in the quarter the Company recorded a non-cash impairment charge of $2.5 million, an amount equal to its pro rata share of the total impairment charge of $5.6 million, on North Aurora Town Centre Phase I, its unconsolidated development joint venture project in North Aurora, IL, to reflect the investment at fair value.   The Company also recorded a non-cash impairment charge of $5.5 million, net of taxes, related to its development joint venture project, Tuscany Village, in Clermont, Florida, to reflect the investment at fair value.

Dividends

In February, March and April 2010, the Company paid monthly cash dividends to stockholders of $0.0475 per common share.  The Company also declared a cash distribution of $0.0475 per common share, payable on May 17, 2010 to common shareholders of record at the close of business on April 30, 2010.  At this time the Company expects to continue to pay monthly cash dividends at this rate during 2010.  The Company’s senior management team and Board of Directors will periodically review the current dividend policy as they evaluate liquidity needs and monitor the impact of market conditions on operating fundamentals.

Guidance:

The Company reiterated that it expects FFO, adjusted per common share (basic and diluted) for fiscal year 2010 to be in the range of $0.83 to $0.90.

Conference Call/Webcast
Management will host a conference call to discuss the Company’s financial and operational results on Tuesday, May 4, 2010 at 2:00 p.m. CT (3:00 p.m. ET).  Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer, Brett Brown, Chief Financial Officer, and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-800-860-2442 (toll free) for callers within the United States, 1-866-605-3852 (toll free) for callers dialing from Canada, or 1-412-858-4600 for other international callers.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 4:00 p.m. CT (5:00 p.m. ET) on May 4, 2010, until 8:00 a.m. CT (9:00 a.m. ET) on May 18, 2010.  Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the replay passcode 439509#.  An online playback of the webcast will be archived for approximately one year in the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 140 open-air neighborhood, community, power, and lifestyle shopping centers and single tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the quarter ended March 31, 2010, is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could."  Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy and portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions are forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on February 26, 2010.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We intend that the forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
March 31, 2010 and December 31, 2009
(In thousands except per share data)

	March 31, 2010 (unaudited)	December 31, 2009
Assets:

Investment properties:
Land	$333,433	333,433
Construction in progress	318	322
Building and improvements	925,231	921,461

	1,258,982	1,255,216
Less accumulated depreciation	317,854	308,785

Net investment properties	941,128	946,431

Cash and cash equivalents	11,149	6,719
Investment in securities	10,911	11,045
Accounts receivable, net	43,425	42,545
Investment in and advances to unconsolidated joint ventures	113,506	125,189
Acquired lease intangibles, net	13,775	14,438
Deferred costs, net	8,180	8,147
Other assets	10,016	10,914

Total assets	$1,152,090	1,165,428

Liabilities:

Accounts payable and accrued expenses	$32,995	29,461
Acquired below market lease intangibles, net	2,245	2,319
Distributions payable	4,059	4,017
Mortgages payable	370,218	384,468
Term loan	140,000	140,000
Line of credit facility	50,000	45,000
Convertible notes	124,137	123,789
Other liabilities	10,647	11,183

Total liabilities	734,301	740,237

Commitments and contingencies

Stockholders' Equity:

Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at March 31, 2010 and December 31, 2009	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 85,452 and 84,560 Shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	855	846
Additional paid-in capital (net of offering costs of $64,682 and $64,472 at March 31, 2010 and December 31, 2009, respectively)	756,550	749,156
Accumulated distributions in excess of net income	(345,119)	(330,214)
Accumulated other comprehensive income	3,919	3,710

Total stockholders' equity	416,205	423,498

Noncontrolling interest	1,584	1,693

Total equity	417,789	425,191

Total liabilities and stockholders' equity	$1,152,090	1,165,428

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations and Other Comprehensive Income

For the three months ended March 31, 2010 and 2009 (unaudited)

 (In thousands except per share data)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Revenues
Rental income	$28,729	30,687
Tenant recoveries	12,865	13,689
Other property income	379	1,202
Fee income from unconsolidated joint ventures	632	1,142
Total revenues	42,605	46,720

Expenses:
Property operating expenses	10,257	9,029
Real estate tax expense	8,541	8,097
Depreciation and amortization	10,250	12,481
Provision for asset impairment	5,451	1,824
General and administrative expenses	3,229	3,279
Total expenses	37,728	34,710

Operating income	4,877	12,010

Other income	2,470	336
Gain on sale of investment properties	-	341
Gain on sale of joint venture interest	474	934
Gain on extinguishment of debt	-	3,606
Impairment of investment securities	-	(1,681)
Interest expense	(7,939)	(9,833)
Income (loss) before equity in loss of unconsolidated joint ventures, income tax benefit (expense) of taxable REIT subsidiary and discontinued operations	(118)	5,713

Income tax benefit (expense) of taxable REIT subsidiary	34	(458)
Equity in loss of unconsolidated joint ventures	(2,576)	(569)
Income (loss) from continuing operations	(2,660)	4,686
Income from discontinued operations	1	2,084
Net income (loss)	(2,659)	6,770

Less: Net income attributable to the noncontrolling interest	(73)	(97)
Net income (loss) available to common stockholders	(2,732)	6,673

Other comprehensive income (expense):
Unrealized gain (loss) on investment securities	978	(2,208)
Reversal of unrealized (gain) loss to realized (gain) loss on investment securities	(830)	1,681
Unrealized gain on derivative instruments	61	122

Comprehensive income (loss)	$(2,523)	6,268

Basic and diluted earnings available to common shares per weighted average common share:

Income (loss) from continuing operations	$(0.03)	0.07
Income from discontinued operations	-	0.03
Net income (loss) available to common stockholders per weighted average common share – basic and diluted	$(0.03)	0.10

Weighted average number of common shares outstanding – basic	85,346	66,644
Weighted average number of common shares outstanding – diluted	85,426	66,699

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO and adjusted FFO for the periods presented, reconciled to net income available to common stockholders for these periods.  The Company adjusts FFO for the impact of non-cash impairment charges net of taxes and gains on extinguishment of debt recorded in comparable periods in order to present the performance of its core portfolio operations.

	Three months ended March 31, 2010	Three months ended March 31, 2009

Net income (loss) available to common stockholders	$(2,732)	6,673
Gain on sale of investment properties	-	(2,341)
Equity in depreciation and amortization of unconsolidated joint ventures	3,600	3,905
Amortization on in-place lease intangibles	565	676
Amortization on leasing commissions	274	529
Depreciation, net of noncontrolling interest	9,320	11,256

Funds From Operations	11,027	20,698

Gain on extinguishment of debt	-	(3,606)
Impairment loss, net of taxes:
Provision for asset impairment	5,451	1,824
Impairment of investment securities	-	1,681
Provision for asset impairment included in equity in loss of unconsolidated joint ventures	2,498	-
Provision for income taxes:
Tax expense related to current impairment charges, net of valuation allowance	147	-

Funds From Operations, adjusted	$19,123	20,597

Net income (loss) available to common stockholders per weighted average common share – basic and diluted	$(0.03)	0.10

Funds From Operations, per common share – basic and diluted	$0.13	0.31

Funds From Operations, adjusted per common share – basic and diluted	$0.22	0.31

Weighted average number of common shares outstanding, basic	85,346	66,644

Weighted average number of common shares outstanding, diluted	85,426	66,699

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our operating performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our operating performance regardless of our capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the operating performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other REITs.

	Three months ended March 31, 2010	Three months ended March 31, 2009

Income (loss) from continuing operations	$(2,660)	4,686
Gain on sale of property	-	(341)
Net income attributable to noncontrolling interest	(73)	(97)
Income from discontinued operations, excluding gains	1	84
Income tax (benefit) expense of taxable REIT subsidiary	(34)	458
Interest expense	7,939	9,833
Interest expense associated with unconsolidated joint ventures	2,906	3,026
Depreciation and amortization	10,250	12,481
Depreciation and amortization associated with discontinued operations	-	68
Depreciation and amortization associated with unconsolidated joint ventures	3,600	3,905

EBITDA	21,929	34,103

Gain on extinguishment of debt	-	(3,606)
Impairment of investment securities	-	1,681
Provision for asset impairment	5,451	1,824
Provision for asset impairment included in equity in loss of unconsolidated joint ventures	2,498	-

EBITDA, adjusted	$29,878	34,002

Total Interest Expense	$10,845	12,859

EBITDA: Interest Expense Coverage Ratio	2.0 x	2.7 x

EBITDA: Interest Expense Coverage Ratio, adjusted	2.8 x	2.6 x